CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses for the Frost Conservative Allocation Fund (formerly Frost Diversified Strategies Fund) and the Frost Moderate Allocation Fund (formerly Frost Strategic Balanced Fund) and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 175 to File No. 033-50718; Amendment No. 177 to File No. 811-07102) of our report dated September 30, 2013, on the financial statements and financial highlights of Frost Growth Equity Fund, Frost Value Equity Fund (formerly, Frost Dividend Value Equity Fund), Frost Kempner Multi-Cap Deep Value Equity Fund, Frost Mid Cap Equity Fund, Frost Small Cap Equity Fund, Frost International Equity Fund, Frost Natural Resources Fund, Frost Cinque Large Cap Buy-Write Equity Fund, Frost Diversified Strategies Fund, Frost Strategic Balanced Fund, Frost Total Return Bond Fund, Frost Credit Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, and Frost Kempner Treasury and Income Fund, (fifteen of the series of The Advisors' Inner Circle Fund II) (the "Funds"), included in the Funds' July 31, 2013 Annual Report to shareholders.


                                                         /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
March 31, 2014